Exhibit 10.2

Notice of Grant of Award and Award Agreement	Shoe Carnival, Inc. ID: 35-1736614 7500 E. Columbia Street Evansville, IN 47715

[Name] [Address]	Award Number: Plan: 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”) ID:

Effective [Grant Date] (the “Grant Date”), you have been granted a restricted stock award of [Number of Shares] shares (the “Shares”) of Shoe Carnival, Inc. (the “Company”) common stock. The value of the award on the date of grant is $[            ].

The Shares are subject to the performance-based and time-based restrictions and conditions set forth herein during the period from the Grant Date until such Shares become vested and nonforfeitable (the “Restricted Period”).  While the Shares will be registered in your name and you will have the right to vote the Shares, they will be held by the Company until the Restricted Period has expired. Any dividends declared during the Restricted Period will be deferred and paid upon vesting. The Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered until the Restricted Period has expired.

Except as otherwise set forth herein or in the 2000 Plan, if the performance target with respect to such Shares, as set forth below, is met in [any of][insert description of performance period(s)] (the “Performance Period[s]”), then such Shares shall become vested and nonforfeitable, meaning that the Restricted Period shall expire with respect to such Shares, on [                         ] (the “Vesting Date”). If the performance target with respect to such Shares is not met in [any of] the Performance Period[s], such Shares and any deferred dividends on such Shares will be forfeited and returned to the Company on the Vesting Date.

Shares [ ]	Performance Target [ ]

If you cease to maintain Continuous Service (as defined in the 2000 Plan) prior to the Vesting Date by reason of retirement, all Shares (whether or not the performance target has been met), and any deferred dividends on all Shares, will automatically be forfeited and returned to the Company. In the event of a Change in Control (as defined in the 2000 Plan), all Shares (whether or not the performance target has been met) shall become fully vested along with any deferred dividends, and the Restricted Period on all Shares shall expire.

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the 2000 Plan and the Award Agreement, all of which are attached and made a part of this document.

Shoe Carnival, Inc. [Name of Award Recipient]	Date Date